EXHIBIT 20.1

Collegiate Funding Services Education Loan Trust 2003-A

Statement to Note Holders

As of and for the period ended: 08/31/03

Pursuant to section 4.15(c) of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer’s knowledge.

(i)	The amount of principal payments made with respect to each class of Notes during August, 2003;

Class	Principal Paid
A-1	$0.00
A-2	$0.00
A-3	$0.00
A-4	$0.00
A-5	$0.00
A-6	$0.00
B	$0.00

(ii)	The amount of interest payments made with respect to each class of Notes during August, 2003;

Class	Interest Paid
A-1	$0.00
A-2	$0.00
A-3	$98,238.00
A-4	$187,477.35
A-5	$50,691.67
A-6	$49,309.17
B	$72,877.29

(iii)	The aggregate principal balance of the Financed Eligible Loans as of the close of business on August 31, 2003;

Principal Balance of Financed Eligible Loans	$771,588,505.46

(iv)	The aggregate outstanding principal amount of each class of Notes;

Class	Principal Outstanding
A-1	$111,434,708.37
A-2	$319,025,000.00
A-3	$116,950,000.00
A-4	$116,950,000.00
A-5	$59,250,000.00
A-6	$59,250,000.00
B	$42,350,000.00

Total	$825,209,708.37

(v)	The interest rate for each class of Notes at August 31, 2003 and the next Distribution Date for each class;

Class	Interest Rate	Next Distribution Date
A-1	1.160%	9/29/03
A-2	1.400%	9/29/03
A-3	1.100%	9/19/03
A-4	1.110%	9/26/03
A-5	1.100%	9/09/03
A-6	1.100%	9/16/03
B	1.170%	9/26/03

(vi)	The number and principal amount of Financed Eligible Loans that are delinquent or for which claims have been filed with a Guarantee Agency;

Delinquencies	Number of Loans	Principal Outstanding	% of Total Principal Outstanding
31-60 Days	814	$16,161,062.42	2.09%
61-90 Days	264	5,213,188.95	0.68%
91-120 Days	361	6,882,417.29	0.89%
121-150 Days	107	1,983,376.39	0.26%
151-180 Days	131	2,435,776.46	0.32%
181-210 Days	117	1,855,510.18	0.24%
211-240 Days	51	1,048,137.25	0.14%
241-270 Days	1	23,631.93	0.00%
Claims Pending	101	2,042,247.85	0.26%
Claims Filed	22	556,966.55	0.07%

(vii)	The total value of the Trust and outstanding principal amount of the Notes as of the close of business on August 31, 2003;

Assets
Cash & Cash Equivalents	$20,769,019.10
Student Loan Receivables	$771,588,505.46
Reserves	$8,252,097.08
Accrued Interest Receivable	$6,374,396.11
Other Assets	$3,287,435.90

Total Assets	$810,271,453.65

Liabilities
Notes Payable
Class A-1	$111,434,708.37
Class A-2	$319,025,000.00
Class A-3	$116,950,000.00
Class A-4	$116,950,000.00
Class A-5	$59,250,000.00
Class A-6	$59,250,000.00
Class B	$42,350,000.00

Total Notes Outstanding	$825,209,708.37
Other Liabilities	$6,108,601.83